Exhibit 3.1.4
CERTIFICATE OF MERGER
MERGING
STANLEY ACQUISITION CORP.
WITH AND INTO
MANUGISTICS GROUP, INC.
     The undersigned corporation does hereby certify that:
     1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Manugistics Group, Inc.	Delaware
Stanley Acquisition Corp.	Delaware
     2. An Agreement and Plan of Merger by and between JDA Software Group, Inc., a Delaware corporation (“Parent”), Stanley Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Manugistics Group, Inc., a Delaware corporation (the “Company”), has been approved, adopted, certified, executed and acknowledged by Parent, Company and Merger Sub in accordance with Section 251 of the General Corporation Law of the State of Delaware.
     3. The name of the surviving corporation of the merger is Manugistics Group, Inc. (the “Surviving Corporation”).
     4. The directors and officers of Merger Sub shall be the directors and officers of the Surviving Corporation.
     5. As of the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as attached hereto as Exhibit A.
     6. The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation. The address of the office of the Surviving Corporation at which the agreement and plan of merger is on file is c/o JDA Software Group, Inc., 14400 N. 87th Street, Scottsdale, Arizona 85260-3649.
     7. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation upon request and without cost to any stockholder of any constituent corporation.
     8. This Certificate of Merger shall be effective upon filing in accordance with Sections 251 and 103 of the General Corporation Law of the State of Delaware (the “Effective Time”).
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be duly executed in its corporate name as of July 5, 2006.

MANUGISTICS GROUP, INC.
By:	/s/ Timothy T. Smith
	Name:	Timothy T. Smith
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT A
CERTIFICATE OF INCORPORATION

EXHIBIT A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MANUGISTICS GROUP, INC.
     FIRST: The name of the corporation is:
Manugistics Group, Inc.
     SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The corporation is authorized to issue one class of stock, to be designated “Common Stock,” with a par value of $0.01 per share. The total number of shares of Common Stock that the corporation shall have authority to issue is 1,000.
     FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.
     SIXTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the corporation,
     SEVENTH: To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article SEVENTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions occurring prior to, such repeal or modification.
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